UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Long Lake Road,Suite 100, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	OTCQB
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Incentive Plan for Non-Employee Directors

On May 31, 2024, the Board of Directors (the “Board”) of Zivo Bioscience, Inc. (the “Company”) adopted the 2024 Equity Incentive Plan for Non-Employee Directors (the “Director Equity Plan”). The Director Equity Plan provides incentives for such persons to exert maximum efforts for the success of the Company and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards.

Material features of the Director Equity Plan are:

•

The maximum number of shares of common stock to be issued under the Director Equity Plan is 875,000 shares, which number will automatically increase on January 1 of each year commencing on January 1, 2025, in an amount equal to 5% of the total number of shares of the Common Stock outstanding on December 31 of the preceding year.

•

Shares reacquired by the Company to satisfy the exercise, strike or purchase price of any award or any shares that are reacquired to satisfy a tax withholding obligation in connection with the award will be added back to the share reserve under the Director Equity Plan. The withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an award or the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an award will not be added back to the share reserve.

•	The award of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards is permitted.

•

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $750,000 in total value or, in the event such non-employee director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value. These annual limits do not apply to (i) any awards made to replace stock options that were cancelled by the Board, (ii) awards made to a non-employee director for special or extraordinary services, as determined by the Board, or (iii) awards made in 2024 to compensate non-employee directors for services performed in 2023.

•	All awards granted under the Director Equity Plan are subject to recoupment in accordance with the Company’s clawback policy.

Non-employee directors are eligible to participate in the Director Equity Plan.

The foregoing description of the Director Equity Plan is qualified in its entirety by reference to the full text of the Director Equity Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to the Non-Employee Director Compensation Policy

On May 31, 2024, the Board amended the Non-Employee Director Compensation Policy (the “Director Compensation Policy”) to provide that the equity component of a non-employee director’s compensation may be issued in the form of restricted stock or restricted stock units, rather than in the form of options, and to change the annual board term service cash fee from $40,000 to $50,000 beginning with the service year starting at the Company’s next annual stockholders’ meeting.

The foregoing description of the Director Compensation Policy is qualified in its entirety by reference to the full text of the Director Compensation Policy, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Director Stock Option Replacement Program

The Company has issued stock options to its non-employee directors pursuant to the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides that the Board may cancel outstanding options and make a substitute grant of new options or other equity-based awards under the 2021 Plan or another equity plan of the Company (the “Director Stock Option Replacement Program”). On June 5, 2024, pursuant to the Director Stock Option Replacement Program, 127,364 shares of restricted stock were granted under the Director Equity Plan to replace all outstanding options that were granted to non-employee directors under the 2021 Plan, options for 62,451 shares. Replacement shares were granted under the newly established Director Equity Plan to the following persons:

Board Member	Shares Awarded
Alison Cornell	60,724
Chris Maggiore	36,630
Nola Masterson	30,010

All shares of common stock granted to the non-employee directors were 100% vested on the grant date. The value of the restricted stock granted to the non-employee directors pursuant to the Director Stock Option Replacement Program had an aggregate value equal to the Black Scholes value of each of the cancelled options issued to each such director on its original grant date and was exempt from the annual limitation on awards to non-employee directors set forth in the Director Equity Plan.

Stock Award Grant

On May 31, 2024, the Board granted shares of common stock with a value of $300,000 under the Director Equity Plan to Director Alison Cornell for her efforts on behalf of the Board in connection with certain Agtech initiatives of the Company. The 37,688 shares awarded was determined based on a closing price of the Company’s stock on the date of grant of $7.96 per share. The Board determined that this award to Ms. Cornell is an award for special or extraordinary services and was exempt from the annual limitation on awards to non-employee directors set forth in the Director Equity Plan.

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Stock Award in Lieu of Unpaid Directors’ Fees

On May 31, 2024 the Board approved a Stock in Lieu of Unpaid Director's progam fees that would allow for the granting of a total of 261,619 shares of stock to the non-employee Board members common in lieu of unpaid non-employee director service fees earned during the calendar year ending December 31, 2023.  In aggregate the Company owed the three non-employee board members $172,670 in fees; Alison Cornell was due $62,789, Nola Masterson was due $56,062, and Chris Maggiore was due $53,819.  These unpaid amounts were grossed up for taxes at an assumed tax rate of 45% and the number of shares was determined based on the Company’s closing stock price on December 29, 2024 of $1.20 per share.  On June 5, 2024, all the non-employee directors accepted the following grants in lieu of the unpaid cash service fees:

Non-employee Board Member	Shares Awarded
Alison Cornell	95,134
Chris Maggiore	81,544
Nola Masterson	84,941

The value of the shares granted to the non-employee directors pursuant to this exchange of stock in lieu of unpaid cash fees were exempted from the annual limitation of awards to non-employee directors set forth in the Director Equity Plan. These shares awards will be issued under the Director Equity Plan and will be subject to provisions thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to the Company’s 2021 Equity Incentive Plan

On May 31, 2024, the Board adopted the First Amendment to the 2021 Plan (the “Amendment”). The shareholders of the Company previously approved the adoption of the 2021 Plan at the Annual Meeting of Shareholders held on October 12, 2021. The Amendment increased the number of shares of the Company’s common stock available for issuance under the 2021 Plan from 166,666 shares to 1,000,000 shares.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.3 hereto and incorporated herein by reference

Employee Stock Option Replacement Program

The Company has issued stock options to its employees pursuant to its 2021 Plan and the 2019 Omnibus Long-Term Incentive Plan of the Company (the “2019 Plan”). The 2021 Plan provides that the Board may cancel outstanding options and make a substitute grant of new options, and the 2019 Plan provides that the Board may amend or modify any outstanding award (collectively, the “Employee Stock Option Replacement Program”). Pursuant to the Employee Stock Option Replacement Program, approved by the Board on May 31, 2024, outstanding options for 230,064 shares are to be cancelled and options for 981,174 shares will be granted under the 2021 Plan to replace all outstanding options that were granted and cancelled under the 2021 Plan and 2019 Plan. On June 5, 2024, the Company's officers accepted the following replacement option grants in lieu of the prior outstanding option awards:

Officer	Options Awarded
John Payne Chief Executive Officer	167,180
Keith Marchiando Chief Financial Officer	444,498

Each of the new stock options granted pursuant to the Employee Stock Option Replacement Program vest ratably to the vesting calendar that was set forth in the original stock option grant agreement for such employee and will have a life of ten years from the grant date of the substitute grant of new stock options. The new stock options have an aggregate value equal to the Black Scholes value of each of the cancelled options issued to each employee on its original grant date.

Termination of 2019 Plan

On May 31, 2024, the Board formally terminated the 2019 Plan, such termination to be effective as of the date all shares underlying the stock options that were cancelled have been returned to the 2019 Plan.

Stock Option Grant

Pursuant to the terms of Chief Executive Officer John Payne’s employment agreement, Mr. Payne is entitled to an annual equity award in the form of Restricted Stock Awards or RSU Units pursuant to the 2021 Plan with an aggregate value of $400,000. However, this award was not made in 2023, and by verbal agreement of the Board and Mr. Payne, the $400,000 in value was converted to a cash bonus of equal value.  The $400,000 cash bonus has not been paid to Mr. Payne to date, and in lieu thereof, on June 5, 2024, Mr. Payne elected to receive, and the Board approved an equity award to Mr. Payne in the form of non-statutory stock options from the 2021 Plan with a value of $400,000. The options have a strike price of $7.96 per share. The number of options awarded was determined based on a closing price of the Company’s stock on the date of grant of $7.96 per share. The options for 50,251 shares awarded to Mr. Payne were 100% vested and exercisable on the grant date and will terminate on the tenth anniversary of the grant date.

 Item 3.02 Unregistered Sale of Equity Securities.

The disclosures under Items 1.01 and 5.02 above are incorporated under this Item 3.02 by reference.  The equity securities issued to the Board and employees totaled 426,671 shares of common stock and options to acquire 1,031,425 shares of common stock.  The securities were issued in private placement pursuant to Section 4(a)(2) of the Securities Act and constitute restricted securities.  As of June 5, 2024, the Company has 3,278,807 shares of common stock outstanding.

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Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description

10.1	2024 Equity Incentive Plan for Non-Employee Directors and Form Grant Agreements
10.2	Amended Non-Employee Director Compensation Policy
10.3	First Amendment to 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Date: June 6, 2024

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